Exhibit 4.1  Specimen of Common Stock Certificate (Reverse)

The Corporation will furnish without charge to any shareholder who so requests a full statement of, and the authority of the Board of Directors to fix, the designation, relative rights, preferences and limitations of the shares of each class of stock, or series thereof, authorized to be issued.


The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM   as tenants in common

  TEN ENT    as tenants by the entireties

  JT TEN        as joint tenants with right of

           survivorship and not as tenants

                     in common


UNIF GIFT MIN ACT         Custodian

            (Cust)                         (Minor)

                 under Uniform Gifts to Minors

       Act

                               (State)


Additional abbreviations may also be used though not in the above list.


For Value Received,   hereby sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE




(PLEASE PRINT  OR TYPEWRITE NAME    AND ADDRESS, INCLUDING ZIP CODE, OF
ASSIGNEE)





  Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

  Attorney

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.


Dated

NOTICE:

THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.


Signature(s) Guaranteed:




THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.